EXHIBIT 10.3 (e)
FIRST AMENDMENT TO
LOAN AGREEMENT
THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into effective as of March 20, 2009, by and between INTERPHASE CORPORATION, a Texas corporation (“Borrower”), and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION (“Lender”).
WHEREAS, Borrower and Lender entered into that certain Loan Agreement dated as of December 19, 2008 (the “Loan Agreement”); and
WHEREAS, the Loan Agreement currently governs (a) a revolving borrowing base line of credit in the maximum amount of $5,000,000.00 (the “Line of Credit”), as currently evidenced by that certain promissory note dated December 19, 2008, payable by Borrower to the order of Lender in the stated principal amount of $5,000,000.00 (the “Note”), and (b) a guidance line of credit with respect to foreign currency forward contracts in the amount of $7,500,000.00 (the “Guidance Line of Credit”); and
WHEREAS, the parties hereto now desire to modify the Loan Agreement as hereinafter provided; and
WHEREAS, the Loan Agreement, the Note, and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to the Line of Credit and the Guidance Line are hereinafter referred to collectively as the “Loan Documents”.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Definitions
Section 1.01 The terms used in this Amendment to the extent not otherwise defined herein shall have the same meanings as in the Loan Agreement.
ARTICLE II
Amendments
Section 2.01 Effective as of the date hereof, the first paragraph of Section 2.1(A) of the Loan Agreement is hereby amended to read as follows:
“A. Advances. Subject to the terms and conditions of this Agreement, the Lender agrees to make one or more Advances to the Borrower from time to time from the date hereof to and including the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of the Commitment, provided that the aggregate amount of all Advances at any time outstanding shall not exceed the (A) lesser of (i) the amount of the Commitment or (ii) the Borrowing Base, minus (B) the sum of the Letter of Credit Liabilities and the Guidance Line Borrowing Base Usage. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, repay, and reborrow hereunder.”

Section 2.02 Effective as of the date hereof, the first paragraph of Section 2.1(B) of the Loan Agreement is hereby amended to read as follows:
“B. Guidance Line of Credit. Lender may, in its sole and absolute discretion, enter into foreign currency forward contracts with Borrower from time to time from the date hereof to December 19, 2013 up to the aggregate amount of $7,500,000.00; provided, however, (i) that the Guidance Line Borrowing Base Usage shall not exceed the Borrowing Base minus all outstanding Advances and Letter of Credit Liabilities, and (ii) the term of any such foreign currency forward contract cannot exceed one (1) year and cannot extend past the Termination Date. No provision in this Agreement or any other Loan Document shall in any way obligate Lender to enter into any foreign currency forward contract with Borrower. Borrower shall execute any and all documents, instruments and agreements requested by Lender in connection with such forward contracts and such items shall be deemed to be Loan Documents for all purposes.”
Section 2.03 Effective as of the date hereof, a new Section 2.1(C) shall be added to the Loan Agreement to read as follows:
“C. Letters of Credit. (i) Subject to the terms and conditions of this Agreement, Lender agrees to issue one or more letters of credit (collectively, the “Letters of Credit”) for the account of Borrower from time to time from the date hereof to and including the Termination Date; provided, however, that the outstanding Letter of Credit Liabilities (as defined below) shall not at any time exceed the lowest of (i) Five Hundred Thousand and No/100 Dollars ($500,000.00), (ii) an amount equal to the Commitment minus the sum of the outstanding Advances plus the Guidance Line Borrowing Base Usage, or (iii) the Borrowing Base minus the sum of the outstanding Advances plus the Guidance Line Borrowing Base Usage . Each Letter of Credit shall have an expiration date not to exceed 364 days, shall not have an expiration date beyond the Termination Date, shall be payable in United States Dollars, shall have a minimum face amount of Fifty Thousand and No/100 Dollars ($50,000.00), must be issued to support Borrower’s obligation under it real estate lease, must otherwise be satisfactory in form and substance to Lender, and shall be issued pursuant to such documents and instruments (including, without limitation, Lender’s standard application for issuance of letters of credit as then in effect, each an “Application”) as Lender may require. No Letter of Credit shall require any payment by Lender to the beneficiary thereunder pursuant to a drawing prior to the third business day following presentment of a draft and any related documents to Lender. As used herein, the term “Letter of Credit Liabilities” means the aggregate face amount of all outstanding Letters of Credit.

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(ii) Each Letter of Credit shall be issued on at least five (5) business days prior notice from Borrower to Lender by means of an Application describing the transaction proposed to be supported thereby and specifying (a) the date on which such Letter of Credit is to be issued (which shall be a business day) and the face amount thereof, (b) the name and address of the beneficiary, (c) whether such Letter of Credit shall permit a single drawing or multiple drawings, (d) the conditions permitting the drawing or drawings thereunder, (e) whether the draft thereunder shall be a sight or time draft and, if the latter, the date when the draft shall be payable, (f) the form of the draft and any other documents required to be presented at the time of any drawing (such notice to set forth the exact wording of such documents or to attach copies thereof), and (g) the expiration date of such Letter of Credit. Lender at its option may accept telephonic requests for Letters of Credit, provided that such acceptance shall not constitute a waiver of Lender’s right to require delivery of an Application in connection with subsequent Letters of Credit. Any telephonic request for a Letter of Credit by Borrower shall be promptly confirmed by submission of a properly completed Application to Lender. Upon fulfillment of the applicable conditions set forth herein, Lender shall make the applicable Letter of Credit available to Borrower or, if so requested by Borrower, to the beneficiary of the Letter of Credit. If any Event of Default occurs and is continuing, the obligation of Lender to issue Letters of Credit shall terminate.
(iii) Each payment by Lender pursuant to a drawing under a Letter of Credit shall constitute and be deemed an Advance by Lender to Borrower as of the day and time such payment is made by Lender and in the amount of such payment.
(iv) Borrower shall pay to Lender a letter of credit fee payable on the date each Letter of Credit is issued in an amount equal to two percent (2%) per annum of the stated amount of such Letter of Credit, for the period during which such Letter of Credit will remain outstanding, based on a 360 day year and the actual number of days elapsed.”
Section 2.03 Effective as of the date hereof, for purposes of calculating the unused facility fee described in Section 2.3 of the Loan Agreement, the Commitment shall be deemed utilized by the amount of all outstanding Advances and Letter of Credit Liabilities.
ARTICLE III
Representations, Warranties, Ratification and Reaffirmation
Section 3.01 Borrower hereby represents and warrants that: (i) the representations and warranties contained in the Loan Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof, (ii) no event has occurred and is continuing that constitutes an Event of Default or would constitute an Event of Default but for the requirement of notice or lapse of time or both, and (iii) there are no claims or offsets against, or defenses or counterclaims to, the Note, the indebtedness evidenced thereby or the liens securing same (including without limitation, any defenses or offsets resulting from or arising out of breach of contract or duty, the amount of interest charged, collected or received on the Note heretofore, or breach of any commitments or promises of any type).

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Section 3.02 The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement, but except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect, Borrower hereby agreeing that the Loan Agreement and the other Loan Documents are and shall continue to be outstanding, validly existing and enforceable in accordance with their respective terms.
ARTICLE IV
Miscellaneous
Section 4.01 Each of the Loan Documents is hereby amended so that any reference in the Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.
Section 4.02 This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 4.03 This Amendment has been entered into in Dallas County, Texas and shall be performable for all purposes in Dallas County, Texas. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Amendment, and venue in any such dispute shall be the courts located in Dallas County, Texas.
Section 4.04 This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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EXECUTED as of the date first above written.

BORROWER: INTERPHASE CORPORATION, a Texas corporation
By:	/s/ Thomas N. Tipton, Jr.
Thomas N. Tipton, Jr.
Chief Financial Officer
LENDER: TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association
By:	/s/ Richard L. Rogers
Richard L. Rogers
Senior Vice President

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